Exhibit 99.1

News Release

Contact: Diane Salucci, Vice President

Corporate Communications and Investor Relations

858.668.2586x3690

 or

Spencer Davis, Director of Investor Relations

858.668.2586x4190

investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Second Quarter 2009 Results

101% year-over-year enrollment growth

SAN DIEGO, CA. (August 11, 2009) — Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today the results for its second quarter ended June 30, 2009.

Highlights for the second quarter ended June 30, 2009:

•      Total student enrollment increased 101.3% year-over-year to 45,504 at the end of the quarter.

•      Revenue increased 122.1% to $110.9 million from $49.9 million for the same period in 2008.

•      Operating income decreased 83.5% to $1.8 million from $10.9 million for the same period in 2008.  Non-GAAP operating income, which excludes a non-cash stock-based compensation charge of $30.4 million related to the acceleration of certain exit options, was $32.2 million, a 195.0% increase from the same period in 2008.  See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

•      Net income was $1.3 million, a decrease from $8.0 million from the same period in 2008. Non-GAAP net income, which excludes the net income effect of $17.1 million related to the stock-based compensation expense discussed above and reflects management’s current estimate of the tax impact of the $11.1 million settlement charge taken in the first quarter of 2009, was $20.0 million, a 148.2% increase from the same period in 2008.  See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

“Bridgepoint Education’s positive second quarter results across all key reporting metrics were driven by strong total student enrollment growth,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education. “With quality as the overriding driver of our operations, it is our value proposition -- a combination of affordability, transferability, accessibility and heritage — that resonates with our current and prospective students, and remains a key point of differentiation for Bridgepoint and its academic institutions. The positive results generated by this value proposition are a testament to a solid management team experienced in operating large-scale education companies and an academic team dedicated to achieving high quality learning outcomes.”

Student Enrollment

Total student enrollment at Bridgepoint Education’s academic institutions, Ashford University and University of the Rockies, increased 101.3% to 45,504 students at June 30, 2009, compared with 22,607 students at the end of the second quarter of 2008. As of June 30, 2009, 99% of the total student population accessed their classes exclusively online.

Combined new student enrollments for the second quarter of 2009 at both of Bridgepoint Education’s academic institutions were approximately 14,600, an increase of 80.2%, compared with combined new student enrollments of approximately 8,100 for the second quarter of 2008.

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

Financial Results

Revenue for the second quarter of 2009 was $110.9 million, an increase of 122.1% compared with revenue of $49.9 million for the second quarter of 2008.  Revenue for the six months ended June 30, 2009 was $195.2 million, an increase of 119.6% compared with revenue of $88.9 million for the same period of 2008.

Operating income for the second quarter of 2009 was $1.8 million, compared with $10.9 million for the same period in 2008. Operating income for the six months ended June 30, 2009 was $9.0 million, compared with $14.6 million for the same period in 2008.

Non-GAAP operating income for the second quarter of 2009, which excludes a non-cash charge of $30.4 million taken in the second quarter related to the acceleration of certain exit options, was $32.2 million, a 195.0% increase from the same period in 2008.  Non-GAAP operating income for the six months ended June 30, 2009, which excludes (1) the $30.4 million option acceleration charge taken in the second quarter and (2) the $11.1 million charge taken in the first quarter related to the settlement of a stockholder claim (of which $10.6 million was non-cash), was $50.4 million, a 244.3% increase from the same period in 2008.  See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Net income for the second quarter of 2009 was $1.3 million compared with net income of $8.0 million for the second quarter of 2008. Net income for the six months ended June 30, 2009 was $5.1 million, compared with net income of $12.0 million for the same period in 2008.

Non-GAAP net income for the second quarter of 2009, which (1) excludes the net income effect of $17.1 million related to the $30.4 million option acceleration charge and (2) reflects a $1.6 million increase in the net income effect of the $11.1 million stockholder settlement charge taken in the first quarter of 2009 based on management’s current estimate of the tax impact thereof, was $20.0 million, a 148.2% increase from the same period in 2008.  Non-GAAP net income for the six months ended June 30, 2009, which excludes (1) the net income effect of $17.1 million related to the $30.4 million option acceleration charge and (2) the net income effect of $8.6 million related to the $11.1 million settlement charge taken in the first quarter of 2009, was $30.9 million, a 156.7% increase from the same period in 2008. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Fully diluted earnings per common share for the second quarter of 2009 and the six months ended June 30, 2009 were $0.02 and $0.07, respectively.

Non-GAAP fully diluted earnings per common share for the second quarter of 2009 and the six months ended June 30, 2009 were $0.34 and $0.54, respectively.  Non-GAAP fully diluted earnings per share is defined to mean non-GAAP net income, less accretion for preferred dividends, divided by fully diluted weighted average shares outstanding assuming the conversion of all redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009, for the applicable period. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

The Company’s effective tax rate for the six months ended June 30, 2009 was 43.3%.  Before taking into account the settlement charge taken in the first quarter of 2009, the effective tax rate for the six months ended June 30, 2009 was 40.1%.

Balance Sheet and Cash Flow

As of June 30, 2009, Bridgepoint had cash and cash equivalents of $111.9 million, compared with $56.5 million as of December 31, 2008.  The Company generated $76.5 million of cash from operating activities for the six months ended June 30, 2009, compared with $23.2 million for the same period in 2008.

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

2009 Outlook

The Company is updating its previously-provided guidance for the year ended December 31, 2009.  This guidance includes non-GAAP financial measures, which (1) exclude charges related to the settlement of a stockholder claim in the first quarter of 2009 and the acceleration of vesting of certain stock options in connection with the closing of the Company’s initial public offering in the second quarter of 2009, and (2) reflect in the fully diluted weighted average share count the conversion of the redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009.  See “Forward-Looking Statements,” “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

•      Total student enrollment is expected to be between 48,000 and 49,000 at December 31, 2009.

•      GAAP revenue is expected to be between $425.0 million and $430.0 million.

•      GAAP net income is expected to be between $32.4 million and $33.5 million.

•      Non-GAAP net income is expected to be between $58.1 million and $59.2 million.

•      GAAP fully diluted earnings per common share is expected to be between $0.50 and $0.52, based on an estimated fully diluted weighted average share count of 45.5 million for the year ending December 31, 2009, as discussed below.

•      Non-GAAP fully diluted earnings per common share is expected to be between $1.00 and $1.02, based on an estimated fully diluted weighted average share count of 58.1 million for the year ending December 31, 2009.

Weighted Average Share Count Estimate.  At the closing of the Company’s initial public offering, all shares of redeemable convertible preferred stock were converted into common shares, increasing the common shares outstanding on April 20, 2009, by 44.7 million shares.  The Company’s expectations for fully diluted weighted average shares outstanding for 2009 and each quarter therein are listed below:

Quarter Ending:	Quarterly Fully Diluted Weighted Average Share Count Estimate:
March 31, 2009	8.1 million*
June 30, 2009	52.2 million*
September 30, 2009	59.6 million
December 31, 2009	60.1 million

Year Ending:	Annual Fully Diluted Weighted Average Share Count Estimate:
December 31, 2009	45.5 million

*Actual.

Estimated 2009 Tax Rate.  The Company’s effective tax rate for 2009 is estimated to be 43.6%.  Before taking into account the settlement charge taken in the first quarter of 2009, the Company estimates the effective tax rate would have been 40.3%.

About Non-GAAP Financial Measures

To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: non-GAAP instructional costs and services, non-GAAP marketing and promotional expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per common share.

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results and may help in comparing its current-period results with those of prior periods.  Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the results of the Company’s business.

The material limitations of these non-GAAP financial measures are as follows: non-GAAP instructional costs and services, non-GAAP marketing and promotional expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per common share are not recognized terms under GAAP and do not purport to be alternatives to instructional costs and services, marketing and promotional expenses, general and administrative expenses, operating income, net income or fully diluted earnings per common share, respectively, as indicators of operating performance or any other GAAP measures.  Moreover, because not all companies use identical measures and calculations, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.  These limitations are compensated for by using non-GAAP financial measures in conjunction with traditional GAAP operating performance and cash-flow measures.

The following is a description of the non-GAAP financial measures referenced above:

Non-GAAP operating income.  Non-GAAP operating income is defined as operating income, plus (1) the charge of $11.1 million taken in the first quarter of 2009 related to the settlement of a stockholder claim (of which $10.6 million was non-cash), and (2) the non-cash expense of $30.4 million taken in the second quarter of 2009 related to the acceleration of certain exit options in connection with the Company’s initial public offering, as discussed below.

•      Settlement of stockholder claim.  In February 2009, certain holders of common stock and warrants to purchase common stock asserted various claims against the Company, its directors and officers and its majority stockholder. On March 29, 2009, the Company reached a settlement with the claimants regarding these claims. The Company recorded a total expense of $11.1 million related to the settlement, of which $10.6 million was a non-cash expense, in the first quarter of 2009.

•      Acceleration of exit options.  In March 2009, the Company’s board of directors amended certain exit options awarded to members of the management team to add an additional vesting condition so that the number of shares underlying the options that would not have vested upon the closing of the Company’s initial public offering, under the original terms of the options, would vest in full upon the closing of the offering. The amendment to the exit options resulted in additional compensation expense of $30.4 million, a non-cash expense which was recorded upon the completion of the offering in the second quarter of 2009.

Non-GAAP instructional costs and services.  Non-GAAP instructional costs and services is defined as instructional costs and services less the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to instructional costs and services ($2.1 million).

Non-GAAP marketing and promotional expenses.  Non-GAAP marketing and promotional expenses is defined as marketing and promotional expenses less the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to marketing and promotional expenses ($5.0 million).

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

Non-GAAP general and administrative expenses.  Non-GAAP general and administrative expenses is defined as general and administrative expenses, less (1) the $11.1 million settlement charge taken in the first quarter of 2009 and (2) the portion of the $30.4 million option acceleration charge taken in the second quarter of 2009 attributable to general and administrative expenses ($23.3 million).

Non-GAAP net income.  Non-GAAP net income is defined as net income, plus (1) management’s current estimate of the net income effect of the $11.1 million settlement charge taken in the first quarter of 2009, and (2) the net income effect of $17.1 million related to the $30.4 million option acceleration charge taken in the second quarter of 2009.

Non-GAAP fully diluted earnings per common share. Non-GAAP fully diluted earnings per share is defined to mean non-GAAP net income, less accretion for preferred dividends, divided by fully diluted weighted average shares outstanding assuming the conversion of redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009, for the applicable period. Management believes non-GAAP fully diluted earnings per common share provides a meaningful comparison to future results because all redeemable convertible preferred stock was converted to common stock at the closing of our initial public offering.

These non-GAAP financial measures have been reconciled to the related GAAP measures as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.  See “Reconciliation of Non-GAAP Measures” below.

Earnings Conference Call and Webcast

Bridgepoint Education will host a conference call at 11:30 a.m. EDT today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (888) 318-7450 and for international callers is (719) 325-2415. The access code for all callers is 8419417. A live webcast will also be available on the Company’s website at http://ir.bridgepointeducation.com/index.cfm.

A replay of the call will be available via telephone through August 18, 2009. To access the replay, dial (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S.; then enter the access code 8419417.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in the disciplines of business, education, psychology, social sciences and health sciences. Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado, respectively.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources. These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: our value proposition to students; competitiveness of our tuition; ability to continue to transfer credits from other institutions,; ability to maintain and improve the quality of our education; management of future growth and scalability; development of military and corporate channels; estimates of new hires; proposed new programs; expectations that we can effectively manage the business within the regulatory environment; expectations regarding enrollments, financial position, results of operations and liquidity; projections, predictions, expectations, estimates or forecasts as to the Company’s business, financial and operational results and future economic performance; management’s goals and objectives and other similar matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,”

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

“intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.

Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the Company’s failure to comply with the extensive regulatory framework applicable to its industry, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements and accrediting agency requirements; the Company’s ability to continue to develop awareness among, to recruit and to retain students; competition in the postsecondary education market and its potential impact on the Company’s market share, recruiting cost and tuition rates; reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; the Company’s ability to attract and retain the personnel needed to sustain and grow its business; the Company’s ability to develop new programs or expand its existing programs in a timely and cost-effective manner; economic or other developments potentially impacting demand in the Company’s core disciplines or the availability or cost of Title IV or other; and other factors discussed in Part II, Item 1A (Risk Factors) of the Company’s Form 10-Q filed on May 21, 2009, and in other periodic reports the Company may file with the Securities and Exchange Commission from time to time.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Revenue	$110,908	$49,942	$195,183	$88,890
Costs and expenses:
Instructional costs and services	28,357	12,734	50,491	25,682
Marketing and promotional	39,655	18,369	68,760	33,432
General and administrative	41,093	7,925	66,976	15,135
Total costs and expenses	109,105	39,028	186,227	74,249
Operating income	1,803	10,914	8,956	14,641
Other income (expense), net	44	(38)	116	(92)
Income before income taxes	1,847	10,876	9,072	14,549
Income tax expense	587	2,831	3,925	2,522
Net income	1,260	8,045	5,147	12,027
Accretion of preferred dividends	103	501	645	1,002
Net income available to common stockholders	$1,157	$7,544	$4,502	$11,025
Earnings per common share:
Basic	$0.02	$0.14	$0.08	$0.17
Diluted	$0.02	$0.06	$0.07	$0.08
Weighted average common shares outstanding used in computing earnings per common share:
Basic	46,066	3,335	24,938	3,335
Diluted	52,236	7,616	30,280	7,403

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of June 30, 2009	As of December 31, 2008
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$111,864	$56,483
Restricted cash	691	666
Marketable securities	10,000	—
Accounts receivable, net	42,400	28,946
Inventories	350	288
Current portion of deferred income taxes	2,734	2,734
Prepaid expenses and other current assets	5,611	6,773
Total current assets	173,650	95,890
Property and equipment, net	38,110	27,715
Goodwill and intangibles	3,361	1,897
Deferred income taxes	14,255	2,366
Other long term assets	1,331	1,378
Total assets	$230,707	$129,246

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,843	$4,705
Accrued liabilities	21,736	16,543
Deferred revenue and student deposits	110,104	67,425
Current portion of leases payable	150	142
Current maturities of notes payable	74	74
Other liabilities	34	40
Total current liabilities	136,941	88,929
Leases payable, less current portion	226	308
Notes payable, less current maturities	134	160
Other long term liabilities	3,222	2,740
Rent liability	6,772	3,938
Total liabilities	147,295	96,075
Commitments and contingencies	—	—
Redeemable convertible preferred stock	—	27,062
Total stockholders’ equity	83,412	6,109
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$230,707	$129,246

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
	(In thousands)
Operating activities
Net income	$5,147	$12,027
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	9,097	5,294
Depreciation and amortization	2,467	975
Deferred income taxes	(11,889)	(3,943)
Stock-based compensation	32,007	84
Stockholder settlement	10,577	—
Loss on disposal of fixed assets	42	—
Changes in operating assets and liabilities:
Accounts receivable	(22,551)	(12,850)
Inventories	(62)	(122)
Prepaid expenses and other current assets	1,162	(1,286)
Other long term assets	47	484
Accounts payable and accrued liabilities	4,478	9,807
Deferred revenue and student deposits	42,679	12,940
Other liabilities	3,310	(189)
Net cash provided by operating activities	76,511	23,221

Investing activities
Capital expenditures	(12,015)	(1,849)
Purchase of marketable securities	(10,000)	—
Business acquisition	(1,500)	—
Restricted cash	(25)	(666)
Net cash used in investing activities	(23,540)	(2,515)

Financing activities
Proceeds from the issuance of common stock, net	28,777	—
Exercise of stock options	38	—
Excess tax benefit of option exercises	429	—
Exercise of warrants	973	—
Payment of notes payable	(26)	(2,884)
Payment made on conversion of preferred stock	(27,707)	—
Payments of capital lease obligations	(74)	(75)
Net cash provided by (used in) financing activities	2,410	(2,959)
Net increase in cash and cash equivalents	55,381	17,747
Cash and cash equivalents at beginning of period	56,483	7,351
Cash and cash equivalents at end of period	$111,864	$25,098

Supplemental disclosure of noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$853	$330

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

Reconciliation of Non-GAAP Measures - Historical

	GAAP As Reported	Adjustment for Settlement Charge	Adjustment for Exit Option Charge	Effect of Assumed Conversion of Preferred Stock as of January 1, 2009	Non-GAAP
	(Unaudited, in thousands)
For the Three Months Ended June 30, 2009
Instructional costs and services	$28,357	$—	$(2,143)	$—	$26,214
Marketing and promotional	39,655	—	(5,009)	—	34,646
General and administrative	41,093	—	(23,240)	—	17,853
Operating income	1,803	—	30,392	—	32,195
Net income	1,260	1,600	17,104	—	19,964
Net income available to common stockholders	1,157	1,600	17,104	—	19,861
Net income used in earnings per common share calculation	923	1,276	14,005	3,657	19,861

For the Six Months Ended June 30, 2009
Instructional costs and services	$50,491	$—	$(2,143)	$—	$48,348
Marketing and promotional	68,760	—	(5,009)	—	63,751
General and administrative	66,976	(11,060)	(23,240)	—	32,676
Operating income	8,956	11,060	30,392	—	50,408
Net income	5,147	8,620	17,104	—	30,871
Net income available to common stockholders	4,502	8,620	17,104	—	30,226
Net income used in earnings per common share calculation	2,080	3,983	7,899	16,264	30,226

	For the Three Months Ended June 30, 2009	For the Six Months Ended June 30, 2009
Diluted earnings per common share	$0.02	$0.07
Adjustment for settlement charge	$0.02	$0.13
Adjustment for exit option charge	$0.27	$0.26
Effect of assumed conversion of preferred stock as of January 1, 2009	$0.03	$0.08
Non-GAAP fully diluted earnings per common share	$0.34	$0.54

Weighted average common shares outstanding used in computing diluted earnings per share	52,236	30,280
Effect of assumed conversion of preferred stock as of January 1, 2009	6,455	25,433
Non-GAAP dilutive shares outstanding	58,691	55,713

- more -

BRIDGEPOINT EDUCATION REPORTS SECOND QUARTER 2009 RESULTS

Reconciliation of Non-GAAP Measures - Forward-Looking

				Adjustment	Adjustment	Assumed
	GAAP			for	for Exit	Conversion of			Non-GAAP
	Year Ended			Settlement	Option	Preferred Stock as			Year Ended
	December 31, 2009			Charge	Charge	of January 1, 2009			December 31, 2009
				(Unaudited, in thousands, except per share amounts)

Revenue	$425,000	-	$430,000						$425,000	-	$430,000

Net income	$32,376	-	$33,476	$8,620	$17,104	$—		$—	$58,100	-	$59,200

Net income used in earnings per common share calculation	$22,800	-	$23,500	$6,193	$12,288	$16,819	-	$17,219	$58,100	-	$59,200

Earnings per common share:
Basic	$0.58	-	$0.60	$0.16	$0.31	$—		$—	$1.12	-	$1.14
Diluted	$0.50	-	$0.52	$0.14	$0.27	$—		$—	$1.00	-	$1.02

Pro-forma weighted average shares
Basic	39,404			—	—	12,612			52,016
Diluted	45,494			—	—	12,612			58,106